THE EASTERN COMPANY
                                112 Bridge Street
                                  P.O. Box 460
                            Naugatuck, CT 06770-0460
                                 --------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 2002
                                 --------------

      The Annual Meeting of shareholders of The Eastern Company ("Eastern" or the "Company") will be held on April 24, 2002 at 11:00 a.m., local time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

         1. To elect two directors.
         2. To ratify the Board of Directors' appointment of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2002.
         3. To transact such other business as may properly come before the meeting or any adjournment thereof.


      The Board of Directors has fixed February 22, 2002 as the record date for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card promptly in the postpaid return envelope that is provided. If you attend the meeting and desire to vote in person, your proxy will not be used.

      All shareholders are cordially invited to attend the meeting, and management looks forward to seeing you there.

                                             By order of the Board of Directors,


                                                     John L. Sullivan III
                                                          Secretary

March 18, 2002

                                 PROXY STATEMENT

                                       of

                               THE EASTERN COMPANY

                     for the Annual Meeting of Shareholders
                          To Be Held on April 24, 2002

      The Board of Directors of The Eastern Company ("Eastern" or the "Company") is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2002 Annual Meeting of Shareholders and at any adjournment thereof. This proxy statement is first being furnished to shareholders on or about March 18, 2002.


           GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

      The Board of Directors of Eastern ("Board") has fixed the close of business on February 22, 2002 as the record date ("Record Date") for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 3,629,185 outstanding shares of Eastern common stock ("Common Shares") with each Common Share entitled to one vote.

      The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

      Shares represented by Eastern's proxy card will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in this Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Messrs. Everets and Leganza to the Board of Directors and (2) FOR the appointment of Ernst & Young LLP as independent auditors. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

      A shareholder may revoke the appointment of a proxy by making a later appointment or by giving notice of revocation to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460. Attendance at the Annual Meeting does not in itself revoke the appointment of a proxy; however, it may be revoked by giving notice in open meeting. A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

Solicitation of Proxies

      The cost of solicitation of proxies will be borne by the Company. This solicitation by mail to the Company's shareholders (including this proxy statement and the enclosed proxy) began on approximately March 18, 2002. In addition to this solicitation by mail, officers and regular employees of the Company and its subsidiaries may make solicitation by mail, telephone or personal interviews, and arrangements may be made with companies, brokerage firms, and others to forward proxy material to their principals. The Company will defray the expenses of such additional solicitations.

Voting at the Annual Meeting

      A plurality of the votes duly cast is required for the election of directors. Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

      Under Connecticut law, an abstaining vote is considered to be present for purposes of determining a quorum but is not deemed to be a vote cast. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a plurality or majority of the votes cast, and therefore do not have the effect of votes of opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

      Broker "non-votes" and shares as to which a shareholder abstains are included for purposes of determining whether a quorum is present at the Annual Meeting.

      The Board of Directors recommends voting:

         FOR the election of Messrs. Everets and Leganza as directors.
         FOR the appointment of Ernst & Young LLP as independent auditors.

                                   Item No. 1

                              ELECTION OF DIRECTORS

      At the meeting, two directors will be elected to serve for a three-year term which expires in 2005 and until their successors are elected and qualified. Mr. John W. Everets and Mr. Leonard F. Leganza, current directors whose terms expire in 2002, are the nominees for election at the meeting.

      Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company's nominees named below. If the nominees are unable or unwilling to accept nomination, the proxies will be voted for the election of such other persons as may be recommended by the Nominating Committee of the Board of Directors. The Board of Directors, however, has no reason to believe that the Company's nominees will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares represented at the meeting which are entitled to vote on the matter.

      The Board of Directors recommends a vote FOR the election of Messrs. Everets and Leganza as directors.

      Each director has furnished the biographical information set forth below with respect to his present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.



            COMPANY NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING
                     FOR A THREE-YEAR TERM EXPIRING IN 2005


                                                                                           Common
                                                                                            Stock
                                                                                        Beneficially
Name, Age and Positions        Principal Occupation                                     Owned as of      Percentage
    Presently Held with       During Past Five Years:                    Director       February 22,         of
     The Company               Other Directorships                         Since            2002            Class
     -----------               -------------------                         -----            ----            -----

John W. Everets, 55           Chairman and CEO                             1993            73,652           2.0%
  Director 2,3,4,5            H.P.S.C. Inc.
                              Boston, MA
                              (Financial Services)
                              Director: H.P.S.C. Inc.

Leonard F. Leganza, 71        President and CEO                            1981            200,792          5.3%
  Director, President and     The Eastern Company
  Chief Executive Officer     Naugatuck, CT (Since April 23, 1997)
  of the Company 1,4          Financial and Business Consultant
                              Farmington, CT (Prior to April 23, 1997)
                              Director: American Republican, Inc.



                                      -3-

                  Continuing Director (Term to Expire in 2004)



                                                                             Common
                                                                              Stock
                                                                          Beneficially
Name, Age and Positions        Principal Occupation                        Owned as of     Percentage
    Presently Held with       During Past Five Years:      Director       February 22,         of
     The Company               Other Directorships           Since            2002            Class
     -----------               -------------------           -----            ----            -----

Charles W. Henry, 52          Partner                        1989            72,660           2.0%
  Director 1,2,3,4,5          Kernan & Henry
                              Waterbury, CT
                              (Law Firm)




                 Continuing DirectorS (TermS to Expire in 2003)



                                                                                     Common
                                                                                      Stock
                                                                                  Beneficially
Name, Age and Positions         Principal Occupation                              Owned as of     Percentage
    Presently Held with       During Past Five Years:             Director        February 22,         of
     The Company              Other Directorships                   Since            2002            Class
     -----------              -------------------                   -----            ----            -----

David C. Robinson, 59         President                             1990            90,459           2.5%
  Director 1,2,3,4,5          The Robinson Company
                              Waterbury, CT
                              (Employee Benefit Specialists)
                              Director: Engineered Sinterings &
      Plastics Inc.

Donald S. Tuttle III, 53      Vice President Investments            1988            79,928           2.2%
  Director 1,2,3,4,5          Paine Webber
  Middlebury, CT
  (Investment Firm)




   1  Member of the Executive Committee
   2  Member of the Compensation Committee
   3  Member of the Audit Committee
   4  Member of the Nominating Committee
   5  Member of the Pension Trust Committee


                                   Item No. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

      The services of Ernst & Young LLP for the fiscal year ended December 29, 2001 included an audit of the consolidated financial statements of the Company; assistance in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; assistance on financial accounting and reporting matters; and meetings with the Audit Committee of the Board of Directors.

      All audit services provided by Ernst & Young LLP for 2001, which were similar to the audit services provided in prior years, were approved by the Audit Committee in advance of the work being performed.

      The Board of Directors recommends continuing the services of Ernst & Young LLP for the current fiscal year. Accordingly, the Board of Directors will recommend at the meeting that the shareholders approve the appointment of Ernst & Young LLP to audit the consolidated financial statements of the Company for the current year.

      The proposal to appoint Ernst & Young LLP as independent auditors will be approved if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Ernst & Young LLP audit fees for the last fiscal year were $192,318. Additional fees for services, all of which were audit related, primarily for employee benefit plans of the Company and a foreign statutory audit, were $50,574.

      Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as respond to questioning.

      The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as independent auditors.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

      The following table sets forth information, as of February 22, 2002 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares, (b) each current director of the Company, (c) each of the Named Officers (as hereinafter defined) and (d) all directors and executive officers of the Company as a group:



                                                                  Amount and nature
                                                                    of beneficial       Percent of
Shareholder                                                         ownership (a)        class (b)
-----------                                                         -------------        ---------

Fleet National Bank as trustee under the Salaried                       325,282            9.0%
Employees' Retirement Plan of The Eastern Company (c)
100 Federal Street
Boston, MA  02110

Dimensional Fund Advisors, Inc. (d)                                     188,200            5.2%
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401

FleetBoston Corporation (e)                                             194,094            5.3%
100 Federal Street
Boston, MA  02110

TowerView LLC (f)                                                       200,000            5.5%
500 Park Avenue
New York, NY  10022

John W. Everets                                                          73,652            2.0%

Charles W. Henry                                                         72,660            2.0%

Leonard F. Leganza                                                      200,792            5.3%

David C. Robinson                                                        90,459            2.5%

John L. Sullivan III (g)                                                 43,559            1.2%

Donald S. Tuttle III                                                     79,928            2.2%

Russell G. McMillen (h)                                                 184,202            5.0%

All directors and executive officers as a group (7 persons)(i)          745,252            18.2%


                                      -6-




     (a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power.

         Amounts shown include the number of Common Shares subject to outstanding options under the Company's stock option plans that are exercisable within 60 days.

         Reported shareholdings include, in certain cases, shares owned by or in trust for a director's or nominee's spouse, and in which all beneficial interest has been disclaimed by the director or the nominee.

     (b) The percentages shown for the directors and executive officers are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Company's stock option plans that are exercisable by the directors and officers within 60 days.

     (c) Reported shareholdings as of February 22, 2002. The Eastern Company, in accordance with its fiduciary responsibilities, will provide Fleet National Bank, as trustee of the salaried pension plan, with voting instructions for the Common Shares held in this trust.

     (d) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 188,200 Common Shares per a Schedule 13G filed as of January 30, 2002, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     (e) Reported shareholdings per a Schedule 13G filed February 14, 2002.

     (f) TowerView LLC is deemed to have beneficial ownership of 200,000 Common Shares per a Schedule 13G filed as of February 6, 2002.

     (g) Mr. Sullivan is a Named Officer of the Company. See "Executive Compensation - Summary Compensation Table" for information regarding Mr. Sullivan's age and business experience.

     (h) Emeritus Director of the Company.

     (i) Directors and Executive Officers (including the Emeritus Director) have sole voting and investment powers as to 745,252 shares (18.2% of the outstanding stock). Included are stock options for 472,361 shares deemed exercised solely for purposes of showing beneficial ownership by such group.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the American Stock Exchange. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports filed with the SEC since January 2001, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all persons subject to the reporting requirements of Section 16(a) have filed the required reports on a timely basis.


                      COMMITTEES OF THE BOARD OF DIRECTORS

      The Company's Board of Directors has five standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Pension Trust Committee. During 2001, the Board of Directors had seven (7) meetings. During 2001 each Director attended 100 percent of those meetings and the meetings of committees on which he served.

      Executive Committee. The Executive Committee, acting with full authority of the Board of Directors, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention. Executive Committee meetings are generally scheduled when necessary. During 2001, no Executive Committee Meetings were held.

      Audit Committee. The Audit Committee is responsible for reviewing the plan and scope of the audit, reviewing the Company's audited financial statements and discussing other audit matters with the Company's independent auditors. During 2001, two (2) Audit Committee Meetings were held.

      Compensation Committee. The Compensation Committee is responsible for establishing basic management compensation, incentive plan goals, and all related matters, as well as determining stock option grants to employees. One
(1) Compensation Committee Meeting was held in 2001.

      Nominating Committee. The Nominating Committee, which is responsible for making recommendations to the Board of Directors as to board size and to nominate prospective candidates to serve as Directors, held no meetings in 2001. The Nominating Committee will consider candidates recommended by other Directors, as well as candidates recommended in writing by shareholders in accordance with the procedure set forth in the Company's by-laws. In general, a shareholder must provide such written notice not less than 60 or more than 90 days prior to April 24, 2003.

      Pension Trust Committee. The Pension Trust Committee is responsible for reviewing the investment policy and performance of the Salaried Employees' Retirement Plan of The Eastern Company, The Eastern Company Pension Plan for Hourly-Rated Employees of the Eberhard Manufacturing Company Division, The Eastern Company Pension Plan for Hourly-Rated Employees of the Frazer & Jones Company Division and The Eastern Company Savings and Investment Plan. The Pension Trust Committee held one (1) meeting in 2001.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Board of Directors adopted a written charter for the Audit Committee on May 24, 2000, which is included as Exhibit A to this proxy statement.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The independent auditors are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles. Within this framework, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K with the independent auditors and management. In connection therewith, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and other related matters as required to be discussed under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

The Audit Committee also discussed with the Company's independent auditors the overall scope and plan for their audit, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee meets with and without management present and held two meetings during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.


Audit Committee:
         John W. Everets, Chairman
         Charles W. Henry
         David C. Robinson
         Donald S. Tuttle III

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following information relates to annual and long-term compensation for services to the Company in all capacities for the fiscal years ended December 29, 2001 December 30, 2000 and January 1, 2000 of those persons who, at December 29, 2001 were (i) the Chief Executive Officer; and (ii) the Vice President, Secretary and Treasurer (collectively, the "Named Officers").


                                  Annual Compensation                                         Long Term Compensation

                                                                                        Awards                     Payouts

                                                                    Other       Restricted   Securities
  Name and Principal                                                Annual       Shares      Underlying     LTIP       All Other
  Position as of                        Salary        Bonus(1)   Compensation    Awards     Options/SARs   Payouts  Compensation (2)
  December 29, 2001             Year      ($)          ($)          ($)            ($)         (#)          ($)          ($)
  -----------------             ----      ---          ---          ---            ---         ---          ---          ---

  Leonard F. Leganza, 71        2001     $350,000       --          --             --          --           --        $ 4,871
   Director, President and      2000     $300,167    $270,000       --             --         32,500        --        $ 4,413
   CEO                          1999     $250,000    $162,500       --             --         55,000        --        $ 4,649

  John L. Sullivan III, 49      2001     $145,000       --          --             --         15,000        --        $ 4,607
   Vice President, Secretary    2000     $130,167    $117,000       --             --         20,000        --        $ 4,103
   and Treasurer (3)            1999     $113,942    $ 78,000       --             --         22,500        --        $ 3,947



(1) Bonuses are reported in the year earned. Payment is normally made the following year.

(2) All Other Compensation includes matching Company 401(k) contributions and term life insurance premiums in excess of $50,000

(3) Mr. Sullivan became Vice President and Treasurer on January 2, 2000. Prior to that, he was the Corporate Controller and Treasurer of the Company. Mr. Sullivan was appointed Secretary on April 26, 2000.


               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values


                                                           Number of Securities                 Value of
                                                                Underlying                     Unexercised
                                                                Unexercised                   In-the-Money
                                Shares                         Options/SARs                   Options/SARs
                              Acquired on      Value           at FY-End(#)                 at FY-End ($) (i)
Name                         Exercise (#)  Realized ($)   Exercisable    Unexercisable   Exercisable    Unexercisable

Leonard F. Leganza               --            --         174,517(ii)     25,483(ii)       $59,400        --
President & CEO

John L. Sullivan III             --            --         34,810(iii)     30,190(iii)        --           --
Vice President,
Secretary & Treasurer


(i) Based on the fair market value of the Company Common Shares on December 29, 2001 of $11.90 per share and the option exercise prices ranging from $9.92 to $18.50 per share.
(ii) The exercise price of 144,517 exercisable options and 25,483 unexercisable options exceeds $11.90, the fair market value of the Company Common Stock on December 29, 2001.
(iii)The exercise price of 34,810 exercisable options and 30,190 unexercisable options exceeds $11.90, the fair market value of the Company Common Stock on December 29, 2001.


                                  PENSION PLANS

Retirement Benefits

      The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member's annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one half of one percent (0.5%) of average annual compensation plus one half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member's annual compensation for the five (5) consecutive calendar years prior to retirement which result in the highest average.

      As of December 29, 2001, Messrs. Leganza and Sullivan had 4 and 25 years of service respectively. The estimated annual retirement benefits payable to Messrs. Leganza and Sullivan are $13,070 and $92,356 respectively. These benefits are based on the five year certain form of annuity.

      The Company has adopted an unfunded supplemental employee retirement plan (the "SERP") for the benefit of Mr. Leganza. Under the terms of the SERP, Mr. Leganza will receive a monthly retirement benefit equal to the excess of: (a) the benefit he would be entitled to receive under the Company's qualified pension plan, based on the assumption that Mr. Leganza was fully vested under the plan and without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit which he is actually entitled to receive under the Company's qualified pension plan, subject to the plan's vesting schedule and the limitations on benefits imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin at the time of Mr. Leganza's termination of employment. The benefit will be paid as an annuity over Mr. Leganza's life, with 60 monthly payments guaranteed. However, if Mr. Leganza is married at the time benefits start, his benefits will be actuarially adjusted and will be paid over his life with the provision that, at the time of his death, 50% of the amount payable to him during his lifetime will be paid to his surviving spouse for the remainder of her lifetime. The SERP also provides for the payment of benefits in the event of Mr. Leganza's death or disability while employed.

SIP Plan

      The Company maintains a savings and investment plan (the "SIP Plan") for eligible employees. An eligible employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by an amount of from 1% to 18% (but not in excess of $10,500 for calendar year 2001), and to contribute that amount to the SIP Plan. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 2001 the matching contribution equaled 50% of that portion of an employee's salary reduction contribution which did not exceed 4% of his or her earnings. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.

                            EXECUTIVE INCENTIVE PLAN

      The President and the Vice President, Secretary and Treasurer were eligible to receive an incentive subject to a maximum of 100% of base pay, with the actual amount of the incentive being based on the performance of the Company during 2001. All group Vice Presidents and Division Managers were eligible to earn their incentive, with unlimited potential, based on achieving their respective division or group earnings targets.

      Effective for 2002, the President and the Vice President, Secretary and Treasurer may receive an incentive subject to a maximum of 100% of base pay. All group Vice Presidents and Division Managers will earn their incentive bonus, with unlimited potential, based on achieving their respective division or group earnings targets.

                                  STOCK OPTIONS

      On April 27, 1983, the shareholders approved The Eastern Company Incentive Stock Option Plan (the "1983 Plan"), which by its terms expired on February 9, 1993. No additional options may be granted under the 1983 Plan. All remaining options under this plan were exercised during 2001.

      On April 26, 1989, the shareholders approved The Eastern Company 1989 Executive Stock Incentive Plan (the "1989 Plan"), which by its terms expired on February 7, 1999. No additional options may be granted under the 1989 Plan. However, options previously granted remain exercisable in accordance with their terms.

      On April 26, 1995, the shareholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the "1995 Plan"), which by its terms will expire either on February 8, 2005 or upon any earlier termination date established by the Board of Directors. The 1995 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase Common Shares and the granting of shares of restricted stock. The Compensation Committee of the Company's Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 1995 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 1995 Plan also provides for the grant of non-qualified stock options to purchase 16,875 shares of common stock to each non-employee director of the Company upon his or her first election as a director. The total amount of Common Shares which may be issued under awards granted under the 1995 Plan shall not exceed in the aggregate 375,000 shares.

      On September 17, 1997 the Compensation Committee adopted The Eastern Company 1997 Directors Stock Option Plan (the "1997 Plan") which by its terms will expire either on September 16, 2007 or upon any earlier termination date established by the Board of Directors. The 1997 Plan authorizes the granting of non-qualified stock options to the non-employee directors of the Company to purchase Common Shares. On December 15, 1999, the Board of Directors approved an increase in the total number of Common Shares which may be issued under options granted under the 1997 Plan from 225,000 shares to 325,000 shares.

      On April 25, 2001, the shareholders approved The Eastern Company 2000 Executive Stock Incentive Plan (the "2000 Plan"), which by its terms will expire either on July 19, 2010 or upon any earlier termination date established by the Board of Directors. The 2000 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase Common Shares and the granting of shares of restricted stock. The Compensation Committee of the Company's Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 2000 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 2000 Plan also provides for the grant of nonqualified stock options to non-employee directors of the Company. The total amount of Common Shares which may be issued under awards granted under the 2000 Plan shall not exceed in the aggregate 300,000 shares.

      The purchase price of the shares subject to each option granted under the 1983 and 1989 Plans and each incentive stock option granted under the 1995 and 2000 Plans may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to non-qualified stock options granted under the 1995, 1997 and 2000 Plans, and the price (if any) which must be paid to acquire a share of restricted stock granted under the 1995 and 2000 Plans, will be set by the Compensation Committee of the Company's Board of Directors. All non-qualified stock options granted to date have required a purchase price equal to 100% of the fair market value of the Common Shares on the date of the grant.

      Incentive stock options generally may not be granted under the 1995 and 2000 Plans to any employee who owns more than ten percent (10%) of the Company's voting stock at the time of such grant. Incentive stock options must be exercised within ten years. Non-qualified stock options must be exercised within the period set forth in the plan or, if the plan permits, within the period established by the Compensation Committee. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director, except in the case of death or disability, in which event the option may be exercised within one year after death or disability. Under the 1995, 1997 and 2000 Plans, the three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).



      Option/SAR and Long-term Incentive Plan Tables. The following table contains certain information relating to the grants of stock options, the exercise of stock options and the grant of long-term incentive awards during the fiscal year ended December 29, 2001. The Company has no stock appreciation rights (SAR) programs in place.


Options/SAR Grants in Last Fiscal Year (2001)

                                                                                       Potential Realizable Value at
                                       Individual Grants                                  Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                                                                             for Option Term (1)

                            Number of       Percent of
                           Securities    Total Option/SARs
                           underlying       Granted to       Exercise or
                           Option/SAR      Employees in       Base Price    Expiration
Name                       Granted (#)      Fiscal Year       ($/Share)       Date            5% ($)      10% ($)
----                       -----------      -----------       ---------       ----            ------      -------

John L. Sullivan III       15,000 (2)         34%             $14.40        4/26/11          135,841     344,248



(1) The potential value of the options is based on the assumption that the value of the Company's Common Shares increased by 5 percent and 10 percent, compounded annually, in each year of the ten year term of the option. It is not intended to forecast the possible future appreciation, if any, of the Company's Common Shares.
(2) Of the 15,000 options granted to Mr. Sullivan, no options are exercisable; the options will become exercisable in installments from January 1, 2004 through January 1, 2006.


                              DIRECTOR COMPENSATION

      Each director who is not an employee of the Company ("Outside Director") is paid a director's fee for his services at the rate of $10,000 as well as $1,000 for each directors' meeting and $700 for each committee meeting attended. All annual retainer fees and meeting fees paid to non-employee members of the Board of Directors of the Company are paid in Common Shares of the Company rather than in cash, in accordance with the Directors Fee Program adopted by the shareholders on March 26, 1997.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has adopted a severance agreement (the "Agreement") for the benefit of Mr. Leganza. If a change in control of the Company has not occurred and Mr. Leganza's employment is terminated without cause, or Mr. Leganza terminates his employment for good reason, Mr. Leganza will receive a lump sum severance benefit equal to 2.0 times his annual base salary and incentive compensation (but excluding any compensation resulting from the exercise of stock options), averaged over the three calendar years ending prior to the date of his termination of employment. If a change in control of the Company has occurred, Mr. Leganza will receive a lump sum payment equal to 2.99 times his total compensation (but excluding any compensation resulting from the exercise of stock options), averaged over the five calendar years prior to the date of the change in control. Notwithstanding the above, in no event will the payments under the Agreement exceed the limits on benefits imposed by the Internal Revenue Code.

      Should an unfriendly change in control of the Company take place, John L. Sullivan III is guaranteed to receive a lump sum payment equal to one full year of his annual base salary.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      All non-employee members of the Board of Directors are members of the Compensation Committee. In reviewing and overseeing the Company's compensation programs, the Compensation Committee adheres to a compensation philosophy which provides executive compensation programs that are designed to:

         Attract and retain key executives crucial to the long-term success of the Company.

         Reward executives for the achievement of operational and strategic objectives.

         Compensate executives commensurate with each executive's performance, experience and responsibilities.

         Align the interests of executives with the long-term interest of shareholders through award opportunities that can result in the ownership of common stock.

       As a means of implementing these compensation philosophies and objectives, the Company's compensation program for executives consists of base salary, participation in the Company's incentive compensation program and participation in the employee stock incentive programs. The base salaries are determined by evaluating the executives' responsibilities and their individual performance, as well as the competitive environment. Participation in the incentive compensation program is at the discretion of the Compensation Committee. Awards under the incentive compensation program to Company executives are based upon achieving targeted operating earnings goals linked to overall corporate goals. The Compensation Committee believes that the employee stock incentive programs provide executives, who have substantial responsibility for the management and growth of the Company, with the opportunity to increase their ownership in the Company, thereby more closely aligning the best interests of the shareholders and the executives.

       Effective December 31, 2000, the Compensation Committee increased the salary paid to Leonard F. Leganza, President and Chief Executive Officer, by 17% based upon his level of achievement in line with the Company's executive compensation program. The Compensation Committee increased the salary paid to John L. Sullivan III by 12%, effective December 31, 2000.



Compensation Committee:

       John W. Everets
       Charles W. Henry
       David C. Robinson, Chairman
       Donald S. Tuttle III,

                   SHAREHOLDER RETURN PERFORMANCE INFORMATION

      The following graph sets forth the Company's cumulative Total Shareholder Return based upon an initial $100 investment made on December 31, 1996 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Manufacturing Diversified Index.

      The Company manufactures and markets a broad range of locks, latches, fasteners and other security hardware that meets the diverse security and safety needs of industrial and commercial customers. Consequently, while the S&P Manufacturing Diversified Index being used for comparison is the standard index most closely related to the Company, it does not completely represent the Company's products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.


                (CHART OF CUMULATIVE TOTAL RETURN APPEARS HERE)

                         Dec-96    Dec-97    Dec-98    Dec-99    Dec-00   Dec-01

  Eastern Co.             $100      $154      $203      $192      $166     $157

  S&P(C)Manufacturing     $100      $119      $138      $170      $215     $212
  (Diversified) Index

  Wilshire 5000           $100      $131      $162      $200      $178     $159


                             ADDITIONAL INFORMATION


      Any shareholder who intends to present a proposal at the 2003 Annual Meeting of shareholders and desires that it be included in the Company's proxy material must submit to the Company a copy of the proposal on or before November 18, 2002. Any shareholder who intends to present a proposal at the 2003 Annual Meeting but does not wish that the proposal be included in the Company's proxy material must provide notice of the proposal to the Company, in accordance with the terms of the Company's by-laws, no earlier than January 24, 2003 and no later than February 23, 2003.

                             FORM 10-K ANNUAL REPORT

      A copy of the corporation's annual report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 29, 2001 will be furnished without exhibits to shareholders upon written request. Exhibits to the Form 10-K will be provided if so indicated. Direct all inquiries to Investor Relations, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460.

                                 OTHER BUSINESS

      Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders. If any matter within the general purposes stated in the notice of meeting but not specifically discussed herein comes before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

      This proxy statement and the above notice are sent by order of the Board of Directors.


                                                      John L. Sullivan III
                                                           Secretary

      March  18, 2002

                                                                     EXHIBIT `A'



                               The Eastern Company

                             AUDIT COMMITTEE CHARTER


Organization

This Charter governs the operations of the Audit Committee (the "Committee") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information prepared by The Eastern Company (the "Company"). The Committee shall review and reassess the Charter and obtain the approval of the Board of Directors at least annually. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence with management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior, and shall meet at least two times annually, or more frequently as circumstances dictate.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

      The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

      The Committee shall review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transaction, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to an ethical code of conduct.

      The Committee shall have sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

      The independent auditors may discuss at their discretion with the Committee the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

      The Committee shall meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

      The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

      The Committee shall review the disclosures concerning the Committee and its operations as may be required for inclusion in proxy materials distributed by the Company in connection with meetings of its shareholders.

      The Committee shall perform any other activities consistent with this Charter, the Company's By-laws, or governing law as the Committee or the Board deems necessary or appropriate.